UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   September 11, 2008

TEXTRON INC.

 (Exact name of Registrant as specified in its charter)

Delaware	I-5480	05-0315468
(State of	(Commission File Number)	(IRS Employer
Incorporation)		Identification Number)

40 Westminster Street, Providence, Rhode Island  02903
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (401) 421-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

      Textron Inc. today announced that it has reached a definitive agreement to sell its Fluid & Power business unit to Clyde Blowers Limited, a UK-based worldwide leader in the areas of power, materials handling, intermodal transport and logistics and pump technologies, for up to approximately $645 million.  Textron will receive approximately $526 million in cash, a six-year note with a face value of $28 million, up to $50 million based on final 2008 operating results primarily payable in a six-year note, and Clyde Blowers will assume about $41 million of certain employee-benefit liabilities.  Included in the transaction is the sale of all four of Textron Fluid & Power product lines – which are Gear Technologies, Hydraulics, Maag Pump Systems, Union Pump and each of their respective brands.  The sale is subject to certain closing conditions and completion of the buyer’s funding, and is expected to close by the end of the year, pending regulatory reviews and approvals.

A copy of the press release related to these events is attached as Exhibit 99.1.

Item 9.01                      Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed herewith:

Exhibit
Number                                Description

99.1                                Press release dated September 11, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXTRON INC.
(Registrant)

Date: September 11, 2008	By:	/s/ Arnold Friedman
Arnold Friedman Vice President and Deputy General Counsel